Exhibit 99.1

July 18, 2006

CONTACT:	ECB Bancorp, Inc.
Gary M. Adams/Chief Financial Officer
(252) 925-5525
(252) 925-8491 facsimile
Gary.Adams@ecbbancorp.com

FOR IMMEDIATE RELEASE

ECB Bancorp, Inc. Reports 2006 First Half Financial Results

ENGELHARD, N.C.-ECB Bancorp, Inc. (NASDAQ:ECBE) (“ECB” or the “Company”) today announced its results for the three and six months ended June 30, 2006.

2006 First Half Financial Highlights

Net income for the 2006 first half was $2,513,000, or $0.99 per diluted share, generating an annualized ROAA of 0.89% and an annualized ROAE of 10.29% compared to net income for the 2005 first half of $2,218,000, or $1.08 per diluted share, generating an annualized ROAA of 0.87% and an annualized ROAE of 13.64%. Net income for the 2006 second quarter was $1,415,000, or $0.49 per diluted share, generating an annualized ROAA of 0.99% and an annualized ROAE of 9.52%, compared to net income for the 2005 second quarter of $1,266,000, or $0.62 per diluted share, generating an annualized ROAA of 0.98% and an annualized ROAE of 15.50%.

Arthur H. Keeney, III, President and CEO stated: “The Company successfully sold an additional 862,500 shares of common equity in late March 2006 for $26.5 million to support the Bank’s various strategic initiatives for expansion and growth over the next several years. The full impact of the sale of these shares on the Company’s per share (basic and diluted) and ROAE results were realized in the 2006 second quarter and first half financial results.”

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Other Financial Highlights include:

•	Net interest income rose 12.6% to $10,129,000 in the first six months of 2006 from the year ago period. For the 2006 second quarter, net interest income rose 13.8% to $5,262,000 compared to the second quarter of 2005.

•	Consolidated assets increased 7.0% to $579,137,000 at June 30, 2006 from $541,136,000 at June 30, 2005.

•	Loans increased 14.3% to $413,432,000 at June 30, 2006 from $361,665,000 at June 30, 2005.

•	Deposits increased 5.0% to $478,254,000 at June 30, 2006 from $455,622,000 at June 30, 2005.

•	Non-interest income increased 1.3% to $2,864,000 in the first six months in 2006. For the 2006 second quarter, non-interest income decreased 4.3% to $1,549,000 from the 2005 second quarter.

•	Declared quarterly dividend of $0.17 per share, or $0.68 per share on an annualized basis, representing a 6.3% increase over our 2005 annualized dividend.

Keeney continued: “We are pleased with our profitable growth and steady progress during the first half of 2006. We have continued to acquire properties in several of our key existing markets which we expect will become full-service ECB branches over the next year or two. Several announcements with more specific information will be made in the near future. Coastal eastern North Carolina continues to grow and we believe ECB is well positioned to take advantage of the opportunities presented to us. While our non-performing loans have increased modestly, our credit underwriting remains sound and our credit standards have remained consistent. We look forward to the balance of 2006.”

About ECB Bancorp, Inc.

ECB Bancorp, Inc. is a bank holding company, headquartered in Engelhard, North Carolina, whose wholly-owned subsidiary, The East Carolina Bank, is a state-chartered, independent community bank insured by the FDIC. The Bank provides a full range of financial services through its 20 offices covering eastern NC from Currituck to Wilmington and Greenville to Hatteras. ECB also provides mortgages, insurance services through the Bank’s licensed agents, and investment and brokerage services offered through a third-party broker-dealer. The Company’s common stock is listed on The Nasdaq Global Market under the symbol “ECBE”. More information can be obtained by visiting ECB’s web site at www.ecbbancorp.com.

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“Safe Harbor Statement” Under the Private Securities Litigation Reform Act of 1995

Statements in this Press Release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, expectations or beliefs about future events or results, and other statements that are not descriptions of historical facts, may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors discussed in the Company’s Annual Report on Form 10-K and in other documents filed by the Company with the Securities and Exchange Commission from time to time. Forward-looking statements may be identified by terms such as “may”, “will”, “should”, “could”, “expects”, “plans”, “intends”, “anticipates”, “believes”, “estimates”, “predicts”, “forecasts”, “potential” or “continue,” or similar terms or the negative of these terms, or other statements concerning opinions or judgments of the Company’s management about future events.

Factors that could influence the accuracy of such forward-looking statements include, but are not limited to, the financial success or changing strategies of the Company’s customers, actions of government regulators, the level of market interest rates, weather and similar conditions, particularly the effect of hurricanes on the Company’s banking and operations facilities and on the Company’s customers and the communities in which it does business, and general economic conditions. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance or achievements. All forward-looking statements attributable to the Company are expressly qualified in their entirety by the cautionary statements in this paragraph. The Company has no obligations, and does not intend, to update these forward-looking statements.

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See 3 pages of financial information attached

ECB BANCORP, INC. AND SUBSIDIARY

Consolidated Balance Sheets

June 30, 2006, December 31, 2005 and June 30, 2005

(Dollars in thousands, except per share data)

	June 30, 2006	December 31, 2005*	June 30, 2005
	(unaudited)		(unaudited)
Assets
Non-interest bearing deposits and cash	$20,980	$17,927	$29,626
Interest bearing deposits	933	912	908
Overnight investments	—	—	10,575

Total cash and cash equivalents	21,913	18,839	41,109

Investment securities
Available-for-sale, at market value (cost of $108,826, $107,084 and $105,008 at June 30, 2006, December 31, 2005, and June 30, 2005, respectively)	104,672	104,723	104,448

Loans	413,432	386,786	361,665
Allowance for loan losses	(4,999)	(4,650)	(4,449)

Loans, net	408,433	382,136	357,216

Real estate & repossessions acquired in settlement of loans, net	—	—	39
Federal Home Loan Bank common stock, at cost	1,814	1,948	2,083
Bank premises and equipment, net	21,452	18,859	17,539
Accrued interest receivable	3,723	3,562	2,862
Bank owned life insurance	7,593	7,436	7,306
Other assets	9,537	10,183	8,534

Total	$579,137	$547,686	$541,136

Liabilities and Shareholders’ Equity
Deposits
Demand, noninterest bearing	$104,407	$98,890	$106,672
Demand interest bearing	94,615	94,423	96,833
Savings	21,674	22,818	22,943
Time	257,558	249,077	229,174

Total deposits	478,254	465,208	455,622

Accrued interest payable	2,049	1,524	1,273
Short-term borrowings	17,052	23,598	15,399
Long-term obligations	18,310	18,310	31,310
Other liabilities	4,132	4,481	3,895

Total liabilities	519,797	513,121	507,499

Shareholders’ equity
Common stock, par value $3.50 per share; authorized 10,000,000 shares; issued and outstanding 2,902,242 at June 30, 2006 and 2,040,042 at December 31, 2005 and June 30, 2005.	10,119	7,140	7,140
Capital surplus	26,526	5,408	5,408
Retained earnings	25,250	23,724	21,741
Deferred compensation - restricted stock	—	(255)	(312)
Accumulated other comprehensive loss	(2,555)	(1,452)	(340)

Total shareholders’ equity	59,340	34,565	33,637

Total	$579,137	$547,686	$541,136

*	Derived from audited consolidated financial statements.

ECB BANCORP, INC. AND SUBSIDIARY

Consolidated Income Statements

For the three months ended June 30, 2006 and 2005

(Dollars in thousands, except per share data)

	Three months ended June 30,
	2006	2005
	(unaudited)	(unaudited)
Interest income:
Interest and fees on loans	$7,687	$5,719
Interest on investment securities:
Interest exempt from federal income taxes	266	284
Taxable interest income	852	744
Dividend income	—	18
FHLB stock dividends	26	21
Other interest	98	55

Total interest income	8,929	6,841

Interest expense:
Deposits:
Demand accounts	301	126
Savings	28	29
Time	2,793	1,541
Short-term borrowings	104	132
Long-term obligations	441	388

Total interest expense	3,667	2,216

Net interest income	5,262	4,625
Provision for loan losses	200	90

Net interest income after provision for loan losses	5,062	4,535

Noninterest income:
Service charges on deposit accounts	820	839
Other service charges and fees	613	599
Net gain on sale of securities	—	90
Income from bank owned life insurance	92	56
Other operating income	24	35

Total noninterest income	1,549	1,619

Noninterest expenses:
Salaries	1,847	1,655
Retirement and other employee benefits	670	697
Occupancy	415	349
Equipment	450	414
Professional fees	30	84
Supplies	75	79
Telephone	130	132
Postage	55	59
Other operating expenses	834	900

Total noninterest expenses	4,506	4,369

Income before income taxes	2,105	1,785
Income taxes	690	519

Net Income	$1,415	$1,266

Net income per share – basic	$0.49	$0.63

Net income per share – diluted	$0.49	$0.62

Weighted average shares outstanding - basic	2,886,208	2,014,872

Weighted average shares outstanding - diluted	2,916,743	2,044,091

ECB BANCORP, INC. AND SUBSIDIARY

Consolidated Income Statements

For the six months ended June 30, 2006 and 2005

(Dollars in thousands, except per share data)

	Six months ended June 30,
	2006	2005
	(unaudited)	(unaudited)
Interest income:
Interest and fees on loans	$14,747	$10,865
Interest on investment securities:
Interest exempt from federal income taxes	532	573
Taxable interest income	1,650	1,497
Dividend income	—	36
FHLB stock dividends	76	33
Other interest	221	78

Total interest income	17,226	13,082

Interest expense:
Deposits:
Demand accounts	544	238
Savings	56	58
Time	5,426	2,801
Short-term borrowings	216	234
Long-term obligations	855	752

Total interest expense	7,097	4,083

Net interest income	10,129	8,999
Provision for loan losses	400	190

Net interest income after provision for loan losses	9,729	8,809

Noninterest income:
Service charges on deposit accounts	1,613	1,634
Other service charges and fees	1,043	923
Net gain on sale of securities	—	90
Income from bank owned life insurance	157	125
Other operating income	51	54

Total noninterest income	2,864	2,826

Noninterest expenses:
Salaries	3,618	3,249
Retirement and other employee benefits	1,332	1,314
Occupancy	810	680
Equipment	868	869
Professional fees	79	271
Supplies	158	162
Telephone	237	265
Postage	114	106
Other operating expenses	1,692	1,619

Total noninterest expenses	8,908	8,535

Income before income taxes	3,685	3,100
Income taxes	1,172	882

Net Income	$2,513	$2,218

Net income per share – basic	$1.00	$1.10

Net income per share - diluted	$0.99	$1.08

Weighted average shares outstanding - basic	2,507,085	2,014,861

Weighted average shares outstanding - diluted	2,536,105	2,045,074

ECB Bancorp, Inc.

Supplemental Quarterly Financial Data

(Unaudited)

	6/30/06	3/31/06	12/31/05	9/30/05	6/30/05
	Actual	Actual	Actual	Actual	Actual
Income Statement Data:
Interest income	$8,929	$8,297	$7,989	$7,532	$6,841
Interest expense	3,667	3,430	3,003	2,565	2,216
Net interest income	5,262	4,867	4,986	4,967	4,625
Provision for loan losses	200	200	417	150	90
Net after provision expense	5,062	4,667	4,569	4,817	4,535
Noninterest income	1,549	1,315	1,862	1,538	1,618
Noninterest expense	4,506	4,402	4,575	4,355	4,369
Income before income taxes	2,105	1,580	1,856	2,000	1,784
Income taxes	690	482	587	633	519

Net income	$1,415	$1,098	$1,269	$1,367	$1,265

Per Share Data and Shares Outstanding:
Net income – basic	$0.49	$0.51	$0.63	$0.68	$0.63
Net income – diluted	0.49	0.51	$0.62	$0.67	0.62
Cash dividends	0.17	0.17	0.16	0.16	0.16
Book value at period end	20.45	20.43	16.94	16.86	16.49
Dividend payout ratio	34.69%	33.33%	25.40%	23.53%	25.40%
Weighted-average number of common shares outstanding:
Basic	2,886,208	2,133,275	2,014,874	2,014,874	2,014,872
Diluted	2,916,743	2,150,583	2,045,044	2,047,098	2,044,091
Shares outstanding at period end	2,902,242	2,902,542	2,040,042	2,040,042	2,040,042

Balance Sheet data:
Total assets	$579,137	$581,771	$547,686	$542,782	$541,136
Loans - gross	413,432	394,986	386,786	370,875	361,665
Allowance for loan losses	4,999	4,852	4,650	4,588	4,449
Investments	104,672	104,241	104,723	113,285	104,448
Interest earning assets	520,851	526,576	494,369	486,108	478,770
Premises and equipment, net	21,452	19,509	18,859	18,193	17,539
Total deposits	478,254	482,487	465,208	457,059	455,622
Short-term borrowings	17,052	16,238	23,598	27,513	15,399
Long-term obligations	18,310	18,310	18,310	18,310	31,310
Shareholders’ equity	59,340	59,286	34,565	34,395	33,637

Selected Performance Ratios: (annualized)
Return on average assets	0.99%	0.79%	0.93%	1.02%	0.98%
Return on average shareholders’ equity	9.52%	11.51%	14.72%	16.18%	15.50%
Net interest margin	4.19%	4.06%	4.16%	4.20%	4.14%
Efficiency ratio	64.41%	69.30%	65.17%	65.13%	67.52%

Asset Quality Ratios:
Nonperforming loans to period-end loans	0.12%	0.02%	0.02%	0.04%	0.28%
Allowance for loan losses to period-end loans	1.21%	1.23%	1.20%	1.24%	1.23%
Allowance for loan losses to nonperforming loans	1,013%	7,960%	7,154%	2,753%	433%
Net charge-offs to average loans (annualized)	0.05%	0.00%	0.23%	0.01%	0.02%

Capital Ratios:
Equity-to-assets ratio	10.25%	10.19%	6.31%	6.34%	6.22%
Leverage Capital ratio	12.54%	12.69%	8.43%	8.35%	8.50%
Tier 1 Capital ratio	15.12%	15.46%	10.32%	10.46%	10.38%
Total Capital ratio	16.17%	16.51%	11.36%	11.53%	11.43%

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